Exhibit 99.2
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                                                         FOR IMMEDIATE RELEASE
                                                            November 4, 1996


DIGNITY PARTNERS ANNOUNCES INVESTMENT IN AMERICAN INFORMATION COMPANY, INC.


SAN FRANCISCO - (November 4, 1996) Dignity Partners, Inc. (DPNR) today announced that it purchased $3,000,000 of convertible preferred stock of
San Francisco based  American  Information   Company,  a  privately  held
company. American Information Company Inc. does business nationally as Consumers Car Club and provides customers with a broad range of automobile related services by telephone (1-800-CAR-CLUB) and via the Internet (www.carclub.com). Services include a comprehensive array of products including automotive information, buying support services, extended warranty contracts, insurance and financing of automobile purchases.


The investment offers Dignity Partners, a specialty financial services company, the opportunity to participate in and enhance the growth potential of a leading edge

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provider of  electronically  delivered  consumer  services.  The Company is exploring the viability of expanding its offerings of financial products in this developing market and building upon its managerial and operational expertise. The Company is continuing to analyze other strategic opportunities through its engagement of Jeffries & Co.


CONTACTS:
DIGNITY PARTNERS, INC., SAN FRANCISCO.
John Ward Rotter, 415/394-9467



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